UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street, Suite 3D New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on November 14, 2016, Dipexium Pharmaceuticals, Inc. (the “Company”) and David Garrett, the Company’s former Vice President, Finance and Corporate Development, mutually agreed to terminate Mr. Garrett’s employment agreement, effective as of November 30, 2016, so that he may pursue other opportunities. On December 13, 2016, Mr. Garrett and the Company entered into a Severance and Release Agreement (the “Separation Agreement”) dated December 13, 2016 and effective as of November 30, 2016.  The Separation Agreement includes a release by Mr. Garrett of claims against the Company and certain related parties as well a covenant not to disparage the reputation, character, image or products of the Company or any of its directors, officers, stockholders, employees or agents, and a covenant protecting the Company’s confidential information.

In consideration of the foregoing release and covenants, pursuant to the terms and conditions of the Separation Agreement, all unvested stock options granted to Mr. Garrett during the term of his employment vested automatically.  In addition, the Company will continue to pay Mr. Garrett in accordance with past practice for the month of December 2016.  Thereafter, the Company will pay Mr. Garrett eleven months of then-current base salary on or about January 3, 2017 in the amount of $262,739 in a one-time payment.  The Company will also pay the cost of Mr. Garrett’s health insurance for the month of December 2016 in the amount of $780.99 and thereafter, the Company will pay to Mr. Garrett a lump sum in the amount of $17,962.77 constituting reimbursement of an additional 23 months of health insurance coverage.

The foregoing description of the Separation Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Severance and Release Agreement dated December 13, 2016 and effective as of November 30, 2016 between the Company and David Garrett

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIPEXIUM PHARMACEUTICALS, INC.

Date: December 14, 2016	/s/ David P. Luci
Name: David P. Luci Title: President and Chief Executive Officer

Exhibit Listing

Exhibit No.	Description
10.1	Severance and Release Agreement dated December 13, 2016 and effective as of November 30, 2016 between the Company and David Garrett